SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): January 13, 2003

Emerson Electric Co.
(Exact Name of Registrant as Specified in Charter)

Missouri	1–278	43–0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8000 West Florissant Avenue St. Louis, Missouri		63136
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (314) 553–2000

Item 9.   Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Upcoming Investor Events

On Thursday January 16, 2003 Emerson will Webcast the annual investor meeting through the Investor Relations area of the corporate web site, www.gotoemerson.com. This meeting will be held at Emerson's corporate headquarters in St. Louis, Missouri. The meeting will be Webcast beginning at 8:00 a.m. Central time and will end at approximately 2:30 p.m. Central time. To access the live Webcast you should enter the web site at least 15 minutes prior to the start of the meeting. An archive of this Webcast will be available in the Investor Relations area of the corporate web site for seven days following the meeting.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)
Date: January 13, 2003	By:	/s/ H. M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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